UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017

SUSSEX BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	001-12569	22-3475473
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Enterprise Dr.

Rockaway, New Jersey 07866

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (844) 256-7328

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On October 30, 2017, Sussex Bancorp (the “Company”) issued a press release announcing its financial results for the three months and nine months ended September 30, 2017. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On October 27, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.06 per share, which is payable on November 24, 2017 to common shareholders of record as of the close of business on November 10, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated October 30, 2017.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated October 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSEX BANCORP

Date: October 31, 2017	By:	/s/ Steven M. Fusco
Steven M. Fusco
Senior Executive Vice President and Chief Financial Officer